EXHIBIT 99.1
RELEASE

MultiPlan Reports First Quarter 2024 Results

–Q1 2024 Revenues of $234.5 million, Net Loss of $539.7 million (including a $519.1 million impairment of goodwill and indefinite-lived intangible assets), and Adjusted EBITDA of $146.8 million
–Identified potential medical cost savings of approximately $5.7 billion in Q1 2024, up 3% from Q1 2023 and down 3% from Q4 2023
–Repurchased or repaid $24.4 million of face value of debt, including $21.1 million of 6.0% Senior Convertible PIK Notes
NEW YORK, NY — May 8, 2024 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the first quarter ended March 31, 2024.
“As you heard me say a just few months ago, I joined as CEO because I saw an incredible opportunity to help us follow through on our transformation to a world class public company that is fit to deliver sustainable growth and to fulfill our important mission to bend the cost curve in healthcare,” said Travis Dalton, CEO.
“After engaging with countless employees and clients over the last two months, I have even greater admiration for our exceptional talent, appreciation of our strong customer relationships and our hard-earned reputation for providing world class service, and confidence that we will leverage our unique data and technology assets to innovate products for our existing clients and new market segments.”
“At the same time,” continued Mr. Dalton, “we have work to do to enhance our foundation so that we can execute our strategy with discipline and speed. Among the many steps we are taking, we recently added our Chief Operating Officer, Jerry Hogge, who is focused on enhancing our operating and product development capabilities and intensifying our sales engagement, all of which will help us go to market more efficiently and maximize our potential.”
“Our first quarter was affected by a cybersecurity incident at a major medical claims clearinghouse, which disrupted claims flows across the healthcare industry and ultimately downstream to our platform,” said Mr. Dalton. “Despite this disruption, our first quarter results were just below the low end of our guidance ranges for revenues and Adjusted EBITDA. Excluding an estimated $5 to 6 million revenue impact from this disruption, our results would have landed within our guidance ranges.”
“We did not allow the disruption to distract us, and I am proud of the progress the team made during the quarter,” said Mr. Dalton. “We remained focused on delivering on our growth initiatives and product roadmap. And moreover, we remained steadfast in the pursuit of our mission to drive down the costs of healthcare for consumers and our clients, while fulfilling our purpose to make healthcare transparent, fair, and affordable for all.”

Business and Financial Highlights
•Revenues of $234.5 million for Q1 2024, a decrease of 0.9%, compared to revenues of $236.6 million for Q1 2023.

EXHIBIT 99.1
•Net loss of $539.7 million for Q1 2024, compared to net income of $0.2 million for Q1 2023. The net loss was principally due to an impairment charge of $519.1 million for goodwill and indefinite-lived intangibles.
•Adjusted EBITDA of $146.8 million for Q1 2024, compared to Adjusted EBITDA of $156.3 million for Q1 2023.
•Net cash provided by operating activities of $49.7 million for Q1 2024, compared to net cash provided by operating activities of $64.2 million for Q1 2023.
•Free Cash Flow of $19.2 million for Q1 2024, compared to Free Cash Flow of $41.1 million for Q1 2023.
•In Q1 2024, the Company used $18.2 million of cash to repurchase or repay $24.4 million face value of its debt, including $21.1 million of its 6.0% Senior Convertible PIK Notes, and also used $10.4 million of cash to repurchase shares of its common stock in the open market. The Company ended Q1 2024 with $58.7 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $41.5 billion in claim charges during Q1 2024, identifying potential medical cost savings of approximately $5.7 billion.
•Based on the results of an impairment test as of March 31, 2024, the estimated fair values of our goodwill and indefinite-lived assets were less than their carrying values and as a result impairment charges of $516.4 million for our goodwill and $2.7 million for our indefinite-lived intangibles were recorded.
2024 Financial Guidance1
The Company is maintaining its Full Year 2024 guidance, as detailed in the table below.

Financial Metric	FY 2024 Guidance
Revenues	$1,000 million to $1,030 million
Adjusted EBITDA[1]	$630 million to $650 million
Interest expense	$320 million to $330 million
Cash flow from operations	$170 million to $200 million
Capital expenditures	$120 million to $130 million
Depreciation	$80 million to $90 million
Amortization of intangible assets	$345 million to $350 million
Effective tax rate	25% to 28%
The Company anticipates Q2 2024 revenues between $235 million and $250 million and Adjusted EBITDA1 between $145 million to $160 million.
Conference Call Information
The Company will host a conference call today, Wednesday, May 8, 2024 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.
1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

EXHIBIT 99.1
To pre-register, go to: https://www.netroadshow.com/events/login?show=0ebae0ec&confId=63320
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. This earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website. For those requiring operator assistance, please dial (833) 470-1428 or (404) 975-4839. The access code is 298805.
About MultiPlan

MultiPlan is committed to bending the cost curve in healthcare by delivering transparency, fairness, and affordability to the US healthcare system. Our focus is on identifying medical savings, helping to lower out-of-pocket costs, and reducing or eliminating balance billing for healthcare consumers. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, data and decision science, and analytics-based services. MultiPlan delivers value to more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit multiplan.com.

Investor Relations Contact
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2024 outlook and guidance, plans to expand or enhance the Company’s products and service lines, capital allocation strategies, and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our customers, particularly our largest customers; interruptions or security breaches of our information technology systems and other cybersecurity attacks; the impact of reduced claims volumes resulting from a nationwide outage by a vendor used by our customers; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of

EXHIBIT 99.1
business and broaden the scope of our services; the loss of key members of management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; our ability to identify, complete and successfully integrate acquisitions; the inability of our customers to pay for our services; changes in our industry and industry standards and technology; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or right of use for the software we use; our inability to expand our network infrastructure; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; adverse outcomes related to litigation or governmental proceedings; inability to preserve or increase our market share or the size of our PPO networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; the loss of our existing relationships with providers; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; the possibility that we may be adversely affected by other political economic, business and/or competitive factors; changes in accounting principles or the incurrence of impairment charges our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements speak only as of the date made.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that, in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we

EXHIBIT 99.1
believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted Cash Conversion Ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted Cash Conversion Ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

EXHIBIT 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$58,695	$71,547
Restricted cash	10,483	9,947
Trade accounts receivable, net	82,443	76,558
Prepaid expenses	24,377	23,432
Prepaid taxes	—	1,364
Other current assets, net	13,512	10,745
Total current assets	189,510	193,593
Property and equipment, net	277,921	267,429
Operating lease right-of-use assets	18,416	19,680
Goodwill	3,312,652	3,829,002
Other intangibles, net	2,544,536	2,633,207
Other assets, net	23,660	21,776
Total assets	$6,366,695	$6,964,687
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,038	$19,590
Accrued interest	75,358	56,827
Accrued taxes	31,627	—
Operating lease obligation, short-term	4,718	4,792
Current portion of long-term debt	13,250	13,250
Accrued compensation	22,683	44,720
Accrued legal contingencies	13,123	12,123
Other accrued expenses	15,315	15,437
Total current liabilities	194,112	166,739
Long-term debt	4,511,297	4,532,733
Operating lease obligation, long-term	15,902	17,124
Private Placement Warrants and Unvested Founder Shares	347	477
Deferred income taxes	467,543	521,707
Other liabilities	7,112	16,783
Total liabilities	5,196,313	5,255,563
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 673,899,672 and 667,808,296 issued; 644,185,300 and 648,319,379 shares outstanding	67	67
Additional paid-in capital	2,351,280	2,348,505
Accumulated other comprehensive loss	(3,236)	(11,778)
Retained deficit	(1,038,996)	(499,307)
Treasury stock — 29,714,372 and 19,488,917 shares	(138,733)	(128,363)
Total shareholders’ equity	1,170,382	1,709,124
Total liabilities and shareholders’ equity	$6,366,695	$6,964,687

EXHIBIT 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$234,508	$236,594
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	60,077	54,850
General and administrative expenses	34,857	31,467
Depreciation	20,989	18,206
Amortization of intangible assets	85,971	85,127
Loss on impairment of goodwill and intangible assets	519,050	—
Total expenses	720,944	189,650
Operating (loss) income	(486,436)	46,944
Interest expense	82,198	83,428
Interest income	(926)	(3,239)
Gain on extinguishment of debt	(5,913)	(36,778)
(Gain) loss on change in fair value of Private Placement Warrants and Unvested Founder Shares	(130)	1,631
Net (loss) income before taxes	(561,665)	1,902
(Benefit) provision for income taxes	(21,976)	1,693
Net (loss) income	$(539,689)	$209

Weighted average shares outstanding – Basic	646,334,247	638,721,991
Weighted average shares outstanding – Diluted	646,334,247	640,901,289

Net (loss) income per share – Basic	$(0.83)	$0.00
Net (loss) income per share – Diluted	$(0.83)	$0.00

Net (loss) income	(539,689)	209
Other comprehensive income:
Change in unrealized losses on interest rate swaps, net of tax	8,542	—
Comprehensive (loss) income	$(531,147)	$209

EXHIBIT 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net (loss) income	$(539,689)	$209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,989	18,206
Amortization of intangible assets	85,971	85,127
Amortization of the right-of-use asset	1,264	1,403
Loss on impairment of goodwill and intangible assets	519,050	—
Stock-based compensation	5,694	3,695
Deferred income taxes	(56,874)	3,438
Amortization of debt issuance costs and discounts	2,885	2,603
Gain on extinguishment of debt	(5,913)	(36,778)
Loss on disposal of property and equipment	106	172
(Gain) loss on change in fair value of Private Placement Warrants and Unvested Founder Shares	(130)	1,631
Changes in assets and liabilities:
Accounts receivable, net	(5,885)	11,875
Prepaid expenses and other assets	(4,223)	(144)
Prepaid taxes	1,364	(4,566)
Operating lease obligation	(1,296)	(1,737)
Accounts payable, accrued taxes, accrued expenses, legal contingencies and other	26,403	(20,919)
Net cash provided by operating activities	49,716	64,215
Investing activities:
Purchases of property and equipment	(30,544)	(23,101)
Net cash used in investing activities	(30,544)	(23,101)
Financing activities:
Repurchase of 5.750% Notes	—	(99,954)
Repayments of Term Loan B	(3,313)	(3,313)
Repurchase of Senior Convertible PIK Notes	(14,886)	—
Taxes paid on settlement of vested share awards	(3,352)	(452)
Purchase of treasury stock	(10,370)	(5,718)
Proceeds from issuance of common stock under Employee Stock Purchase Plan	433	—
Net cash used in financing activities	(31,488)	(109,437)
Net decrease in cash, cash equivalents and restricted cash	(12,316)	(68,323)
Cash, cash equivalents and restricted cash at beginning of period	81,494	340,559
Cash, cash equivalents and restricted cash at end of period	$69,178	$272,236

Cash and cash equivalents	$58,695	$265,728
Restricted cash	10,483	6,508
Cash, cash equivalents and restricted cash at end of period	$69,178	$272,236

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$9,692	$6,105
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(60,742)	$(61,717)
Income taxes, net of refunds	$(2,260)	$(3,133)

EXHIBIT 99.1
MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2024	2023

Net (loss) income	$(539,689)	$209
Adjustments:
Interest expense	82,198	83,428
Interest income	(926)	(3,239)
(Benefit) provision for income taxes	(21,976)	1,693
Depreciation	20,989	18,206
Amortization of intangible assets	85,971	85,127
Non-income taxes	528	341
EBITDA	$(372,905)	$185,765
Adjustments:
Other expenses (income), net(1)	641	(115)
Integration expenses	353	1,043
Change in fair value of Private Placement Warrants and unvested founder shares	(130)	1,631
Transaction-related expenses	—	1,018
Gain on extinguishment of debt	(5,913)	(36,778)
Loss on impairment of goodwill and intangible assets	519,050	—
Stock-based compensation	5,694	3,695
Adjusted EBITDA	$146,790	$156,259
(1) "Other expenses (income), net" represent miscellaneous non-recurring income, miscellaneous non-recurring expense, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended March 31,
(in thousands)	2024	2023

Net cash provided by operating activities	$49,716	$64,215
Purchases of property and equipment	(30,544)	(23,101)
Free Cash Flow	19,172	41,114
Interest paid	60,742	61,717
Unlevered Free Cash Flow	$79,914	$102,831

Adjusted EBITDA	$146,790	$156,259
Adjusted Cash Conversion Ratio	54%	66%

Net cash used in investing activities	$(30,544)	(23,101)
Net cash used in financing activities	$(31,488)	(109,437)